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                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in this registration statement of Cabot Oil & Gas Corporation on Form S-8 of our reports dated February 25, 1994, on our audits of the consolidated financial statements and financial statement schedules of Cabot Oil & Gas Corporation as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which reports are included, or incorporated by reference, in Cabot Oil & Gas Corporation's Annual Report on Form 10-K for the year ended December 31, 1993.


                                       COOPERS & LYBRAND

Houston, Texas
May 19, 1994